Exhibit 4.4

IMPERIAL TOBACCO GROUP PLC

RULES OF THE IMPERIAL TOBACCO GROUP

LONG TERM INCENTIVE PLAN

Approved by the Company
on 14 August 1996
(and amended by the Remuneration Committee
on 9 October, 2 December 1996, 24 November 2000, 23 November 2001, 22 November 2002,
14 November 2003 and 28 October 2005.)
Amended by ordinary resolutions of the Company passed on 1 February, 2005 and 31 January, 2006

Definitions

Anticipated Retirement Date” means the date on which the Committee, at the date of grant of a Conditional Award, anticipates an Employee will retire(1).

“Certificate of Participation” means a certificate of participation issued pursuant to Rule 4(2).

“Committee” means the Remuneration Committee of the Board of Directors of the Company.

“Company” means Imperial Tobacco Group PLC.

“Conditional Award” means a conditional award to an Employee of Shares, in accordance with the Rules.

“Control” has the same meaning as in section 840 of the Income and Corporation Taxes Act 1988.

“Employee” means any employee for the time being in full or part time employment of any Group Company and any director of any Group Company who is required to devote substantially the whole of his working time to his employment or office.

“Exercise Price” means the nominal price payable on the exercise of an Option to be determined by the Company or the Trustee.

“Group Company” means the Company and any company that is under the Control of the Company and is designated by the Committee as a participating company for the purposes of the Plan.

“London Stock Exchange” means the London Stock Exchange plc.

“Market Value” in relation to a Share, means its middle market quotation (as derived from the Daily Official List of the London Stock Exchange) on the relevant date;

“Model Code” means the model code on directors’ and relevant employees’ dealings in securities, as set out in the listing rules published by the UK Listing Authority.

“Option” means the right to acquire, at the Exercise Price, that number of Shares determined under Rule 7 (which right shall be capable of being exercised at any time before the seventh anniversary of its grant).

(1)  Amended at the 2006 AGM (along with the deletion of the definition of "Normal Retirement Age")

“Option Certificate” means a certificate issued pursuant to Rule 8(2).

“Participant” means an Employee who has a Conditional Award or an Option (and includes the Participant’s personal representatives where appropriate).

“Performance Condition” means the condition or conditions determined by the Committee as required under Rule 2 and notified to a Participant, which, until amended, will be as set out in Schedule 2 for any Conditional Awards granted after 1 February 2005.

“Performance Period” means the period specified in a Certificate of Participation in respect of which a Performance Condition may be satisfied.

“Plan” means the Imperial Tobacco Group Long Term Incentive Plan constituted by this document as may be amended from time to time in accordance with the Rules.

“Reconstruction or Takeover” means any takeover, merger, amalgamation or reconstruction, however effected, including a reverse takeover, partial offer, reorganisation or scheme of arrangement sanctioned by the court as a result of which there is a change in Control of the Company or any compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985.

“Release Date” means the seventh (7th) anniversary of the date on which an Option is granted, being the latest date on or by which such Option may be exercised by a Participant.

“Rules” means these rules as amended from time to time.

“Shares” means fully paid ordinary shares in the capital of the Company.

“Tax” means any tax, duty, impost, levy charge or royalty in the nature of tax, whether domestic or foreign, and whether or not chargeable directly against the person concerned or any other person, and any fine, penalty or interest connected therewith.

“Trustee” means the trustees of any trust established by the Company or any other Group Company for the benefit of Employees.

Where the context so admits the singular shall include the plural and vice versa and the masculine gender shall include the feminine.  Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted.

1.                                           Operation of the Plan

The Plan shall be operated by the Committee at any time and at its discretion.

2.                                           Terms of a Conditional Award

On or before granting a Conditional Award the Committee shall determine the following in relation to such Conditional Award:-

(1)          the maximum number of Shares the subject of such Conditional Award;

(2)          the Performance Period;

(3)          the Performance Conditions to be satisfied in respect of the Performance Period; and

(4)                            subject to Rules 6 and 7, the date that the Shares the subject of such Conditional Award shall be capable of vesting.

3.                                           Plan Limit

(1)                            The Committee shall consider whether the Company, subject to any applicable statutory or regulatory restrictions, should issue Shares to the Trustee or whether the Trustee should be requested to purchase Shares in respect of Conditional Awards.

(2)                            The number of Shares available under the Plan on any date will be limited so that:

(i)                          the total number of Shares acquired or that may be acquired during the period of ten years ending on that date under the Plan and all other employees’ share schemes established by the Company cannot exceed 10% of the issued ordinary share capital of the Company on that date; or

(ii)                       the total number of Shares acquired or that may be acquired during the period of five years ending on that date under the Plan and all other employees’ share schemes established by the Company cannot exceed 5% of the issued ordinary share capital of the Company on that date; and

(iii)                    the total number of Shares acquired or that may be acquired during the period of ten years ending on that date under the Plan and all other employees’ share schemes established by the Company  cannot exceed 5% of the issued ordinary share capital of the Company on that date, PROVIDED THAT there shall be excluded for the purposes of this limit Shares acquired or that may be acquired under any employees’ share scheme in circumstances where participation is offered or extended to all or most employees of the participating companies under that scheme.

4.                                           Grant of Conditional Awards

(1)                            Subject to Rule 12(5), the Committee may grant a Conditional Award at any time to any Employee (provided that the Employee’s Anticipated Retirement Date is not within six months of the date of grant(2) of the Conditional Award).  The Committee will, from time to time, specify a limit that will apply to the maximum Market Value (determined at the date of grant) of the Shares that may be made subject to a Conditional Award on an annual basis to any Employee selected to participate.  No Conditional Award will be granted to an Eligible Employee in excess of the specified limit without the approval of the Committee which will normally only be in exceptional circumstances (such as on the recruitment of a key employee).  Unless and until amended by the Committee the limits will be as set out in Schedule 3.

(2)                            A Participant who is granted a Conditional Award shall receive a Certificate of Participation (to take effect as a deed executed by the Company) as soon as reasonably practicable following the date of grant.  The Certificate of Participation shall set out the terms of the Participant’s Conditional Award as specified in Rule 2.

(3)                            If at any time after the grant of a Conditional Award the Committee considers that circumstances have arisen which would prevent the terms of the Conditional Award (as regards the operation of the Plan generally or in respect of any Participant) from operating fairly in accordance with the spirit of the Plan, the Committee may vary any of those terms and specify any other terms applicable to the operation of the Plan PROVIDED THAT any amendments made to the Performance Condition shall, in the opinion of the Committee, ensure that the revised Performance Condition is neither easier nor more difficult to achieve than the original Performance Condition when first set.  The Committee shall notify Participants of the details of any variation that affects a Participant.

5.                                           Obligations of Employee

(1)                            An Employee who receives a Conditional Award may renounce the Conditional Award within thirty days of the date on which it is made, in which event such Conditional Award shall be deemed for all purposes never to have been made.

(2)                            A Participant to whom a Conditional Award is granted (and who does not renounce such Conditional Award) shall:

(a)                       be bound by the terms of the Plan;

(b)                      not assign, transfer or charge such Conditional Award or any interest in it;

(c)                       indemnify the Company, all Group Companies and the Trustee against any liability any of them may have to make a payment of Tax in connection with the Participant’s participation in the Plan; and

(d)                      as a condition of that grant agree to the collection, processing, transfer (including to countries outside the European Economic Area) and retention of the Participant’s personal data for use in connection with the operation of the

(2) Amended at the 2006 AGM

Plan by a Group Company, the Trustee and/or any third party retained by the Committee to administer the Plan.

6.                                           Leaving Service or Reconstruction or Takeover during the Performance Period

(1)                            Subject to Rules 6(2) and 6(3), if a Participant ceases to be an Employee before the expiry of the Performance Period, his Conditional Award shall immediately lapse.

(2)                             (i)         If a Participant ceases to be an Employee before the expiry of the Performance Period by reason of

•                                death;

•                                injury, ill-health, or disability;

•                                redundancy;

•                                retirement at or after contractual retirement age (unless that retirement is within six months of the date of grant)(3);

•                                early retirement with the agreement of his Employing Company (unless that retirement is within six months of the date of grant)(4);

•                                the Group Company or business in which the Participant is employed ceasing to be under the Control of the Company, or to be owned by a Group Company; or

•                                any other circumstances where the Committee so decides,

the Performance Period shall be deemed to have ended as at the date on which the Participant ceases to be an Employee (which period shall be referred to as “the Relevant Period”) and the number of Shares to be the subject of an Option in respect of the relevant Conditional Award shall be equal to A where A = x/yPA (the “formula”) where:-

A is the number of Shares to be the subject of such Option;

PA is the number of Shares determined by the application of the Performance Condition to the Relevant Period;

x is the number of days comprised in the Relevant Period; and

y is the total number of days which would have been comprised in the Performance Period had the Participant not ceased to be an Employee.

(ii)                            In the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration.

(3)  Amended at the 2006 AGM

(4)  Amended at the 2006 AGM

(3)                            If a Participant ceases to be an Employee before the expiry of the Performance Period by reason of

•                               early retirement with the agreement of his Employing Company (unless that retirement is within six months of the date of grant)(5); or

•                               redundancy

the Committee may determine that the formula shall not be applied either in whole or in part.  However, the number of Shares to be the subject on an Option granted under this Rule 6(3) cannot exceed that number of Shares that would have been the subject of an Option if the formula had been applied.

(4)                            If there is a Reconstruction or Takeover before the expiry of the Performance Period, the Performance Period shall be deemed to have ended on the date on which the change of Control takes effect (which period will be the Relevant Period) and the number of Shares to be the subject of Options in respect of Conditional Awards will be equal to A, as determined under the formula set out in Rule 6 (2).

(5)                            If in consequence of an offer to shareholders in the Company (or any of them) or any scheme of reconstruction (however effected) before the expiry of the Performance Period the Shares are to cease to be listed on the London Stock Exchange, the Committee shall notify Participants and the Performance Period shall be deemed to have ended on the date of such notification (which period will be the Relevant Period) and the number of Shares to be the subject of Options in respect of Conditional Awards will be equal to A, as determined under the formula set out in Rule 6 (2).

7.                                           Determination of Options

(1)                            As soon as reasonably practicable after, but in any event within 35 days of, the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after, but in any event within 35 days of, the deemed end of the Performance Period) an Option shall be granted to a Participant by either the Company or the Trustee over such number of Shares the subject of the relevant Conditional Award as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula.

(2)                            The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which are not made the subject of the corresponding Option.

8.                                           Options

(1)                            If Options are to be granted by the Trustee the Company shall advise the Trustee of the number of Shares to be comprised in the Options to be granted and the Release

(5)  Amended at the 2006 AGM

Date applicable to such Options and the Trustee shall be requested to grant Options on the basis advised to it.

(2)                            If Options are to be granted by the Company, Rule 8(1) shall not apply and the Company will decide upon the number of Shares to be comprised in the Options it is to grant and the Release Date applicable to such Options and shall grant such Options on this basis.

(3)                            An Option Certificate executed under seal or otherwise to take effect as a deed specifying the number of Shares the subject of the Option, the Exercise Price and the Release Date shall be issued to the Participant.

(4)                            The Company, any relevant Group Company and/or the Trustee may in their absolute discretion make such arrangements as it or they consider necessary or desirable to meet any liability to Tax or other imposts in respect of Options granted under the Plan.

(5)                            A Participant to whom an Option is granted shall not assign, transfer or charge such Option or any interest in it.(6)

9.                                           Exercise and Lapse of Options

(1)                            Save as otherwise provided in these Rules, an Option may be exercised in whole or in part at any time after an Option is granted pursuant to Rule 8 and until the Release Date.

(2)                            An Option shall be exercised by the Participant lodging with the Trustee at its registered office (or such other address as may be notified to Participants from time to time) a notice in such form as the Trustee may from time to time prescribe and payment (in such manner as the Trustee shall direct) of the Exercise Price; the date of exercise shall be the date of receipt by the Trustee of such notice.

(3)                            Following any exercise of an Option in part (other than an exercise which exhausts the Option), the Participant shall be sent a new Option Certificate in respect of the balance of Shares the subject of such Option.

(4)                            Shares shall be transferred to a Participant as soon as reasonably practicable after the Option is exercised.

(5)                            Shares transferred pursuant to the Plan will rank pari passu in all respects with Shares then already in issue except that they will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of exercise of the relevant Option.

(6) Amended by the Remuneration Committee on 28 October 2005

10.                                     Reconstruction or Takeover before the Release Date - Lapse of Options

(1)                            If there is a Reconstruction or Takeover Participants shall be notified and outstanding Options must be exercised in whole or in part not later than the earliest of:

(a)                                      the expiry of the period of six months commencing on the date there is a change of Control of the Company;

(b)                                     the expiry of the period of three months commencing on the date on which the Court sanctions a compromise or arrangement under section 425 of the Companies Act 1985;

(c)                                      the expiry of the period during which any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985.

(2)                            If the Shares are to cease being listed on the London Stock Exchange Participants shall be notified and outstanding Options must be exercised in whole or in part prior to or within six months from the date of such cessation.

(3)                            An Option shall lapse and be of no further effect if, or to the extent that, it shall not have been exercised by the expiry of any time limit for exercise set out in this Rule 10, whichever shall expire first and in such circumstances the Participant otherwise entitled thereto shall have no further claim or right resulting from its lapse.

11.                                     Capital Reorganisation

(1)                            If there is any capital reorganisation of the Company including a capitalisation issue, rights issue or rights offer, consolidation or sub-division or any other variation of share capital, or any special dividend, reconstruction or demerger, a Conditional Award or an Option shall be adjusted in such manner as the Company’s auditors, acting as experts and not as arbitrators, may confirm in writing to be fair and reasonable.

(2)          Participants shall be notified of any such adjustment.

12.                                     General

(1)                            Any notice or other document given to any Employee or Participant pursuant to the Plan shall be delivered to him or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Committee to be appropriate. Notices or other documents sent by post shall be deemed to have been received 2 days following the date of posting for documents posted to addresses in the United Kingdom and 7 days for documents posted to an overseas address.  All documents sent to or by a Participant will be sent entirely at the Participant’s risk.

(2)                            The decision of the Committee on any question of interpretation of the Rules or any dispute relating to or connected with the Plan shall be final and conclusive.

(3)                            The costs of introducing, operating and administering the Plan shall be borne by a Group Company.

(4)                            The Committee shall have power from time to time to make regulations for the administration and operation of the Plan provided that they are not inconsistent with these Rules.

(5)                            No Conditional Award shall be granted to an Employee or Option granted to or exercised by a Participant on a day when the relevant individual is prohibited from dealing (as defined in paragraph 1 of the Model Code) in Shares by the Model Code.  The grant or exercise, as appropriate, will be deferred until the first day on which the relevant individual is not so prohibited.

(6)                            Nothing in the Plan shall form part of a Participant’s contract of employment. The rights and obligations of a Participant under the terms and conditions of his employment by any Group Company shall not be affected by his participation in the Plan. The Participant shall have no right to compensation or damages or any other sum or benefit in respect of his ceasing to participate in the Plan or in respect of any loss or reduction of any rights or expectations under the Plan in any circumstances. An Employee who is not invited to participate in the Plan shall have no right to compensation or damages or any other sum or benefit in respect of his non participation.

(7)                            Any benefits received under the Plan are not pensionable.

13.                                     Amendment and termination

(1)                            The Scheme shall be administered under the direction of the Committee who may at any time and from time to time by resolution and without other formality amend or augment the Rules or the Scheme in any respect provided that:-

(i)                          no amendment shall operate to affect adversely in any way any rights already acquired by a Participant under the Plan;

(ii)                       no amendment may be made which would, if carried out, involve the Trustee in a new or additional obligation or liability without the prior agreement of the Trustee; and

(iii)                    no amendment may be made to the Rules to the advantage of Participants except with the prior approval of the shareholders of the Company in General Meeting except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation, to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants in the Plan or for any Group Company.

(2)                            Notwithstanding anything to the contrary contained herein, the Committee may at any time and from time to time by resolution and without further formality amend the

Plan in such manner as the Committee may consider necessary or desirable in order to comply with, take advantage of, or otherwise in connection with any taxation, legal, regulatory or other rule, law, guideline, regulation or other provision of or prevailing in any jurisdiction in which this Plan is or is intended to be operated.

(3)                            The limits in Rule 3(2) may not be increased without the approval of the shareholders of the Company in General Meeting.

(4)                            No amendment shall take effect that would cause the Plan to cease to be an “employees’ share scheme” as defined in section 743 of the Companies Act 1985.

(5)                            The Committee shall have discretion to terminate the Plan at any time which shall in any event terminate on 1 February 2015 but, in each case, without prejudice to outstanding Conditional Awards or Options.

14.                                     Governing Law

The Plan is governed by English law and if there is any conflict of laws, English law shall prevail.  All Group Companies and Participants shall submit to the non-exclusive jurisdiction of the English Courts as regards any matter arising under the Plan.

SCHEDULE 1

INTERNATIONAL RULES

The Rules of the Plan apply in the jurisdictions specified below:

Germany

Greece

Hong Kong

Hungary

Poland

Russia

Singapore

Slovenia

Spain

Turkey

The Rules of the Plan apply with and subject to the following amendments and provisions which have been adopted by the Board pursuant to rule 13.2 for the purposes of the operation of the Plan in the jurisdictions specified below:

Australia (Appendix 1)

Belgium (Appendix 2)

France (Appendix 3)

Ireland (Appendix 4)

Netherlands (Appendix 5)

APPENDIX 1

IMPERIAL TOBACCO GROUP INTERNATIONAL

LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify the terms and conditions under which the Plan is to be modified in its application to any rights granted or to be granted under the Plan to a person resident for tax purposes in Australia.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 1 except as otherwise provided.

1.                                           In the definition of “Conditional Award” the words “a conditional award to an Employee of Shares” shall be deleted and replaced with the words “an Option granted”.

2.                                           The definition of “Option” shall be deleted and replaced with the following:

‘“Option” means the right to acquire at the Exercise Price one Share (and “Options” means a number of rights equal to the number of Shares specified in the Certificate of Participation, each of which is a right to acquire one Share) (and which right shall be capable of being exercised at any time from the date specified in the Certificate of Participation until the tenth anniversary of its grant)’;

3.                                           The definition of “Option Certificate” shall be deleted.

4.                                           In the definition of “Participant” the words “or an Option” shall be deleted.

5.                                           In the definition of “Release Date” the words “seventh (7th)” shall be deleted and replaced with the words “tenth (10th)”.

6.                                           Rule 2(4) shall be deleted and replaced with the following:

“(4)                      Subject to Rule 6, the date from which the Options shall be capable of being exercised by the Participant.”

7.                                           Rule 4 shall be amended as follows:

7.1                                     Rule 4(1) shall be deleted and replaced with the following:

“4(1)                  Subject to Rule 11(5), the Committee(1) may grant Options at any time to any Employee over such number of Shares specified in Rule 2(1) (provided that the Employee’s Anticipated Retirement Date will not arise within six months of the date of grant of the Options(2)).  The Committee will, from time to time, specify a limit that will apply to the maximum Market Value (determined at the date of grant) of the Shares that may be made subject to Options on an annual basis to any Employee

(1)  Amended by the Remuneration Committee on 28 October 2005

(2)  Amended at the 2006 AGM

selected to participate.  No Options will be granted to an Eligible Employee in excess of the specified limit without the approval of the Committee which will normally only be in exceptional circumstances (such as on the recruitment of a key employee).  Unless and until amended by the Committee the limits will be as set out in Schedule 3.”(3)

7.2                                     in the last line of Rule 4(2) insert the words “together with the Exercise Price and the Release Date applicable to such Options.”

8.                                           In the penultimate and final lines of the paragraph following the bullet points in Rule 6(2)(i) the words “to be the subject of an Option in respect of the relevant Conditional Award” shall be deleted and replaced with the words “the subject of the Options”;

9.                                           Rule 7 shall be deleted.

10.                                     Rule 8(1), 8(2) and 8(3) shall be deleted.

11.                                     Rules 8(4), 8(5)(4), 9, 10, 11, 12, 13 and 14 and any references thereto shall be re-numbered accordingly.

12.                                     The re-numbered Rule 8 (Exercise and Lapse of Options) shall be amended as follows:

12.1                               Rule 8(1) shall be deleted and replaced with the following:

“8(1)                                                                  Save as otherwise provided in these Rules, Options may be exercised over such number of Shares the subject of such of the Options as have not lapsed following the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula set out in such Rule, at any time after the Performance Period and until the Release Date.”

12.2                               after Rule 8(1) insert the following:

“8(2)                                                                  If and to the extent that the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula set out in such Rule results in any Options becoming incapable of being exercised, those Options shall lapse.

8(3)                                                                        Following any exercise or lapse of Options, the Participant shall receive a new Certificate of Participation stating the remaining number of Options held by the Participant.”

12.3                               Rules 8(2) to (5) and any references thereto shall be re-numbered accordingly.

12.4                               Re-numbered Rule 8(5) shall be deleted.

(3)  Amended by the Remuneration Committee on 28 October, 2005

(4)  Amended by the Remuneration Committee on 28 October 2005

12.5         in the first line of re-numbered Rule 8(6) the word “the” shall be deleted and replaced with the word “an”.

13.            Re-numbered Rule 11(5) (General) shall be amended as follows:

13.1                               in the first line the words “granted to or” shall be deleted and replaced with the words “may be”.

14.                                     In the last line of re-numbered Rule 12(5) (Amendment and Termination) the words “Conditional Award or” shall be deleted.

APPENDIX 2

IMPERIAL TOBACCO GROUP INTERNATIONAL

LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any Conditional Award or Option granted or to be granted to a person resident for tax purposes in Belgium.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 2 except as otherwise provided.

1.                                           Rule 6(2)(i) shall be amended and the words:

1.1                            in the 14th line “to be the subject of an Option in respect of” shall be deleted and replaced with “the subject of”;

1.2                            in the 16th line “to be the subject of such Option” shall be deleted and replaced with “the number of Shares the subject of the relevant Conditional Award”.

2.                                           Rule 6(2)(ii) shall be amended and the words:

“In the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2)(ii) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration” shall be deleted and replaced with the words “In the case of death the number of Shares determined by the formula set out in this Rule 6(2) shall be transferred to the personal representatives of the Participant on the production of an Office Copy Grant of Probate or Letters of Administration.”

3.                                           Rule 7 shall be re-titled “Transfer of Shares”.

4.                                           Rules 7(1) and (2) shall be deleted and replaced with the following:

“7(1)                                                                    After the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after the deemed end of the Performance Period) such number of Shares the subject of the relevant Conditional Award, as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula, shall vest in the Participant and such Shares shall be transferred as soon as practicable to the relevant Participant.

7(2)                                                                          The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which do not vest in accordance with Rule 7(1).”

5.                                           Rules 8(1), (2), (3) and (5)(5) shall be deleted.

6.                                           In Rule 8(4) the words “Options granted” shall be deleted and replaced with “the vesting of the Conditional Award and/ or the Shares transferred” and the Rule shall be re-numbered a new Rule 7(3).

7.                                           Rules 9(1) to (4) inclusive shall be deleted.

8.                                           Rule 9(5) shall be re-numbered a new Rule 7(4) and the wording “exercise of the relevant Option” shall be deleted and replaced with the wording “transfer of the Shares”.

9.                                           Rule 10 shall be deleted.

10.                                     Rules 11, 12, 13, and 14 shall be re-numbered accordingly.

11.                                     The renumbered Rule 9(5) shall be amended and the words:

11.1                        in the first line “Option granted to or exercised by” shall be deleted and replaced with “shall vest or Shares be transferred to”; and

11.2                        in the fourth line “grant or exercise” shall be deleted and replaced with “the vesting of a Conditional Award or transfer of Shares”.

(5)  Amended by the Remuneration Committee on 28 October 2005

APPENDIX 3

IMPERIAL TOBACCO GROUP INTERNATIONAL

LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any Conditional Award or Option granted or to be granted to a person resident for tax purposes in France.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 3 except as otherwise provided.

1.                                           Rule 5(2)(c) shall be amended and the words:

“a payment of Tax in connection with his participation in the Plan” shall be deleted and replaced by “a payment of Tax by way of withholding in connection with his participation in the Plan”.

2.                                           Rule 6(2)(i) shall be amended and the words:

2.1                            in the 14th line “to be the subject of an Option in respect of” shall be deleted and replaced with “the subject of”;

2.2                            in the 16th line “to be the subject of such Option” shall be deleted and replaced with “the number of Shares the subject of the relevant Conditional Award”.

3.                                           Rule 6(2)(ii) shall be amended and the words:

“In the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2)(ii) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration” shall be deleted and replaced with the words “In the case of death the number of Shares determined by the formula set out in this Rule 6(2) shall be transferred to the personal representatives of the Participant on the production of an Office Copy Grant of Probate or Letters of Administration.”

4.                                           Rule 7 shall be re-titled “Transfer of Shares”.
5.                                           Rules 7(1) and (2) shall be deleted and replaced with the following:

“7(1)                                                                    After the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after the deemed end of the Performance Period)

such number of Shares the subject of the relevant Conditional Award, as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula, shall vest in the Participant and such Shares shall be transferred as soon as practicable to the relevant Participant.

7(2)                                                                          The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which do not vest in accordance with Rule 7(1).”

6.                                           Rules 8(1), (2), (3) and (5)(1) shall be deleted.
7.                                           In Rule 8(4) the words “Options granted” shall be deleted and replaced with “the vesting of the Conditional Award and/ or the Shares transferred” and the Rule shall be re-numbered a new Rule 7(3).
8.                                           Rules 9(1) to (4) inclusive shall be deleted.
9.                                           Rule 9(5) shall be re-numbered a new Rule 7(4) and the wording “exercise of the relevant Option” shall be deleted and replaced with the wording “transfer of the Shares”.
10.                                     Rule 10 shall be deleted.
11.                                     Rules 11, 12, 13, and 14 shall be re-numbered accordingly.
12.                                     The renumbered Rule 9(5) shall be amended and the words:

12.1                                                                           in the first line “Option granted to or exercised by” shall be deleted and replaced with “shall vest or Shares be transferred to”; and

12.2                                                                           in the fourth line “grant or exercise” shall be deleted and replaced with “the vesting of a Conditional Award or transfer of Shares”.

(1)  Amended by the Remuneration Committee on 28 October 2005

APPENDIX 4

IMPERIAL TOBACCO GROUP INTERNATIONAL

LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any conditional award or option granted or to be granted to a person resident for tax purposes in Ireland.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 4 except as otherwise provided.

1.                                           In the definition of “Option” the word “seventh” shall be deleted and replaced by “fourth”.

2.                                           In the definition of “Release Date” the words “seventh (7th) shall be deleted and replaced by “fourth (4th)”.

APPENDIX 5

IMPERIAL TOBACCO GROUP INTERNATIONAL

LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any Conditional Award or Option granted or to be granted to a person resident for tax purposes in the Netherlands.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 5 except as otherwise provided.

1.                                           Rule 6(2)(i) shall be amended and the words:

1.1                            in the 14th line “to be the subject of an Option in respect of” shall be deleted and replaced with “the subject of”;

1.2                            in the 16th line “to be the subject of such Option” shall be deleted and replaced with “the number of Shares the subject of the relevant Conditional Award”.

2.                                           Rule 6(2)(ii) shall be amended and the words:

“In the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2)(ii) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration” shall be deleted and replaced with the words “In the case of death the number of Shares determined by the formula set out in this Rule 6(2) shall be transferred to the personal representatives of the Participant on the production of an Office Copy Grant of Probate or Letters of Administration.”

3.                                           Rule 7 shall be re-titled “Transfer of Shares”.

4.                                           Rules 7(1) and (2) shall be deleted and replaced with the following:

“7(1)                                                                    After the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after the deemed end of the Performance Period) such number of Shares the subject of the relevant Conditional Award, as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula, shall vest in the Participant and such Shares shall be transferred as soon as practicable to the relevant Participant.

7(2)                                                                          The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which do not vest in accordance with Rule 7(1).”

5.                                           Rules 8(1), (2), (3) and (5)(2) shall be deleted.

6.                                           In Rule 8 (4) the words “Options granted” shall be deleted and replaced with “the vesting of the Conditional Award and/ or the Shares transferred” and the Rule shall be re-numbered a new Rule 7(3).

7.                                           Rules 9(1) to (4) inclusive shall be deleted.

8.                                           Rule 9(5) shall be re-numbered a new Rule 7(4) and the wording “exercise of the relevant Option” shall be deleted and replaced with the wording “transfer of the Shares”.

9.                                           Rule 10 shall be deleted.

10.                                     Rules 11, 12, 13, and 14 shall be re-numbered accordingly.

11.                                     The renumbered Rule 9(5) shall be amended and the words:

11.1                        in the first line “Option granted to or exercised by” shall be deleted and replaced with “shall vest or Shares be transferred to”; and

11.2                        in the fourth line “grant or exercise” shall be deleted and replaced with “the vesting of a Conditional Award or transfer of Shares”.

(2) Amended by the Remuneration Committee on 28 October 2005

SCHEDULE 2

PERFORMANCE CONDITION

This Schedule 2 contains the performance conditions to which Conditional Awards granted under the Plan after 28 October 2005(3) will be subject, unless and until the Committee decides otherwise.

1.             Definitions

Words and expressions defined in the rules of the Plan will have the same meaning in this Schedule 2, unless otherwise stated.  The following definitions will apply in this Schedule 2:

Comparator Group means:

Altadis S.A.

Altria Group Inc

BAT PLC

Carlsberg A/S

Diageo PLC

Gallaher Group PLC

Imperial Tobacco Group PLC

Interbrew SA

Pernod Ricard S.A.

Reynolds American Inc

SABMiller PLC

Scottish & Newcastle PLC

FTSE 100 Index means the index of the share prices of the UK’s 100 largest companies (by market capitalisation) calculated and maintained by FTSE International Limited.

Real Earnings Per Share (“EPS”) Growth is the average annual growth in the Company’s basic EPS over the Performance Period, as adjusted over the Performance Period on a basis, confirmed as appropriate by the auditors of the Company, for amortisation, exceptional and extraordinary items and inflation.

TSR means the total shareholder return of a company and will be calculated for any company:

(i)                           using the Company’s published share prices averaged over a three month period to determine initial and closing prices rather than those ruling on a single day; and

(ii)                        on the assumption that the cash flow of dividend payments is recognised on the date the shares are declared “ex dividend”.

(3)  Amended by the Committee on 28 October 2005 to substitute Pernod Ricard S.A. for Allied Domecq PLC in the Comparator Group

The TSR calculation for any company will be performed by an independent consultant appointed by the Remuneration Committee and then approved by the Remuneration Committee.

2.             Performance Condition

The Performance Condition is split into three elements, as follows: -

2.1           First element -

50 per cent. of the Shares subject to a Conditional Award will be subject to a performance condition based on the Company’s Real EPS Growth.

12.5 per cent. of the Shares subject to the first element will vest if the Real EPS Growth equals three (3) per cent.

All of the Shares subject to the first element will vest if the Real EPS Growth is equal to or exceeds ten (10) per cent.

Between these two points the Shares subject to the first element will vest on a straight-line basis.

2.2           Second element –

25 per cent. of the Shares subject to a Conditional Award will be subject to a performance condition based on the Company’s TSR relative to the TSRs of each of the companies comprised in the FTSE 100 Index at the start of the Performance Period over the Performance Period.

None of the Shares subject to the second element will vest unless the Company’s TSR exceeds the TSR of 50 per cent. of the companies comprised in the FTSE 100 Index.

30 per cent. of the Shares subject to the second element will vest if the Company’s TSR would rank it as the 50th Company by reference to TSR performance in the FTSE 100 Index.

All of the shares subject to the second element will vest if the Company’s TSR exceeds the TSR of 75 per cent. of the companies in the FTSE 100 Index.

Between these thresholds the Shares subject to the second element will vest on a straight-line basis.

2.3           Third element-

25 per cent. of the Shares subject to a Conditional Award will be subject to a performance condition based on the Company’s TSR relative to TSRs of each of the companies comprised in the Comparator Group over the Performance Period.

None of the Shares subject to the third element will vest unless the Company’s TSR exceeds the TSR of the bottom six companies in the Comparator Group.

30 per cent of the Shares subject to the third element will vest if the Company’s TSR would rank sixth in the Comparator Group.

All of the Shares subject to the third element will vest if the Company’s TSR ranks the Company in the top three of the Comparator Group.

Between these thresholds the Shares subject to the third element will vest on a straight-line basis.

3.             No re-testing

There will be no re-testing of any of the performance conditions if they are not achieved at the end of the Performance Period.

4.             Elements separate

Each element of the performance condition will operate independently of the others and will be capable of vesting regardless of the Company’s performance in respect of the other elements.

5.             Adjustments

The Committee may make any adjustments to maintain the performance test applicable to any Conditional Award that it considers appropriate to take account of any change to the determination of a company’s TSR, the constituent companies in the Comparator Group or the FTSE 100 Index over the Performance Period or any other factor it considers relevant.

6.             Committee discretion

Following testing of the performance conditions the Committee may vary, but not increase, the extent to which a Conditional Award has vested to ensure that vesting will only occur and at an appropriate level if there has been an improvement in the underlying financial performance of the Company, including the maintenance of long-term return on capital employed.

SCHEDULE 3

INDIVIDUAL LIMITS ON PARTICIPATION

Grade	Maximum Value of Award
	(% of base salary)
Chief Executive	200
Finance Director	150
Board Member	100
Chief Executives Committee	100	(4)
Senior Management	100	(5)

(4)  Amended by the Committee on 28 October 2005 from 50 to 100.

(5)  Amended by the Committee on 28 October 2005 from 50 to 100.